Exhibit 10.16

ESCO CORPORATION

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2005

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ESCO CORPORATION

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I-PURPOSE; EFFECTIVE DATE

1.1                                 Purpose

ESCO Corporation (the “Company”) adopts this ESCO Corporation 2005 Supplemental Executive Retirement Plan (the “Plan”) to provide supplemental retirement benefits for certain key employees of the Company. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2                                 Effective Date

The Plan is effective January I, 2005. As to all Participants under this Plan, it supersedes the ESCO Corporation Supplemental Executive Retirement Plan which was adopted effective January 1, 1995 (the “1995 Plan”). The Plan is intended to continue the benefits provided under the Esco Corporation Supplemental Executive Retirement Plan; benefits provided under this Plan, however, are subject to the requirements of Code Section 409A and, therefore, this Plan is primarily adopted for purposes of complying with Code Section 409A.

ARTICLE II-DEFINITIONS

Whenever used in this document, the following terms shall have the meanings indicated, unless a contrary or different meaning is expressly provided:

2.1                                 Actuarial Equivalent

“Actuarial Equivalent” means equivalence in value between two (2) or more forms and/or times of payment. Determinations of equivalence shall be made in the same manner as determinations would be made under the ESCO National Pension Benefit Schedule of the ESCO Corporation Pension Plan as in effect at the time of determination.

2.2                                 Benefit Commencement Date

“Benefit Commencement Date” means:

(i)                                     if a Participant Separates from Service with an Early Retirement Date, benefits shall commence on such date or on such later date as the Participant elects at the time of initial eligibility (i.e., within the first thirty days of the first calendar year after the Participant initially accrues a benefit under the Plan) or as elected under the transition rules promulgated under Code Section 409A by December 31, 2008;

(ii)                                  if a Participant Separates from Service with a Normal Retirement Date, benefits shall commence on the first day of the month coincident with or next following the month in which the Participant has a Separation from Service; or

(iii)                               if a Participant Separates from Service without an Early Retirement Date or Normal Retirement Date, benefits shall commence the first day of the month coincident with or next following the month in which the Participant attains age sixty-five (65).

2.3                                 Board

“Board” means the Board of Directors of the Company.

2.4                                 Bonus

“Bonus” means the cash amount paid as an annual bonus, which is normally paid during the first quarter of the calendar year.

2.5                                 Change in Control

“Change in Control” means:

(a)                                  Any consolidation, merger, plan for exchange, or transaction involving the Company (“Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which the common stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the common stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger; or,

(b)                                 Any sale, lease, exchange, or other transfer (in one (1) transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company; or,

(c)                                  Any transaction whereby a person acquires, directly or indirectly, the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of the Company’s voting stock; provided, however, the term “person” shall not include a person who beneficially owns at least five percent (5%) of the Company’s voting stock on the date the Plan is adopted by the Board.

2.6                                 Committee

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.7                                 Company

“Company” means ESCO Corporation, an Oregon corporation, and its successors and assigns.

2.8                                 Compensation

“Compensation” means the total amount of salary and Bonus paid to a Participant by Employer which are required to be reported on the Participant’s W-2 tax form or equivalent Canadian reporting form. Compensation also includes amounts which have vested in accordance with the ESCO Corporation Stock Incentive Plan (the “SIP”). Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code, or the equivalent provisions under Canadian law, or under the Deferred Compensation Plan. Compensation does not include any SIP amounts for which vesting has been accelerated due to a Participant’s retirement or other termination unless the Committee decides otherwise and provides written notice of such decision to the Participant. Compensation also does not include expense reimbursements or any form of noncash compensation or benefits, except as expressly provided above.

2.9                                 Deferred Compensation Plan

“Deferred Compensation Plan” means the ESCO Corporation Deferred Compensation Plan I and/or II, as applicable, nonqualified deferred compensation plans established by Employer for a select group of highly compensated and management employees of Employer.

2.10                           Disability

“Disability” means a physical or mental condition in which the Participant:

(a)  Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(b)  Is by reason of any medically determinable physical or mental impairment which can be expected to result in death or an be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company, or

(c)  Is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

2.11                           Early Retirement Date

“Early Retirement Date” means the first day of the month coincident with or next following the month in which a Participant Separates from Service, if such Separation from Service occurs on or after such Participant’s attainment of age fifty-five (55) and completion of ten (10) Years of Service, but prior to the Participant’s Normal Retirement Date,

2.12                           Employer

“Employer” means the Company and any subsidiary or affiliate of the Company designated by the Board.

2.13                           Married Participant

“Married Participant” means a Participant who has been married to the same spouse throughout the one (1) year period ending on the date of the Participant’s death.

2.14                           Monthly Final Average Compensation

“Monthly Final Average Compensation” means the Participant’s Compensation earned during the five (5) consecutive calendar years out of the last ten (10) calendar years of employment with Employer ending prior to January 1, 2009, during which the Participant’s Compensation is the highest, divided by sixty (60).

2.15                           Normal Retirement Date

“Normal Retirement Date” means the first day of the month coincident with or next following the month in which the Participant attains age sixty-five (65).

2.16                           Participant

“Participant” means any individual who is participating in or has participated in this Plan, as provided in Article HI, and who has not yet received full benefits hereunder.

2.17                           Pension Plan

“Pension Plan” means the defined benefit pension plan sponsored by the Participant’s Employer and such other defined benefit or defined contribution plan under which a Participant is entitled to a benefit and which the Committee determines to take into consideration for purposes of this Plan (e.g., benefits payable to Participants employed by ESCO Limited would be calculated by taking into account benefits under the ESCO Limited Pension Plan if the Committee so determined).

2.18                           Plan

“Plan” means this 2005 Supplemental Executive Retirement Plan as amended from time to time.

2.19                           Retirement

“Retirement” means a Participant’s Separation from Service at an Early Retirement Date or Normal Retirement Date, as applicable.

2.20                           Separation from Service/Separates from Service

“Separation from Service/Separates from Service” means a Participant’s separation from service within the meaning of Section 409A of the Internal Revenue Code, with the Company and all of its affiliates, for any reason, including without limitation, quit, discharge, retirement, leave of absence (including military leave, sick leave, or other bona fide leave of absence such as temporary employment by the government if the period of such leave exceeds the greater of six months, or the period for which the Participant’s right to reemployment is provided either by statute or by contract) or permanent decrease in service to a level that is no more than twenty percent (20%) of the Participant’s prior level. For this purpose, a Separation from Service shall be deemed to have occurred if it is reasonably anticipated at the time of the Participant’s quit, discharge, retirement, or other termination of employment that the Participant will provide no further services after a certain date or that the level of bona fide services the Participant will perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20% of the average level of bona fide services the Participant performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months).

2.21                           Supplemental Retirement Benefit

“Supplemental Retirement Benefit” means the benefit determined under Article IV of this Plan.

2.22                           Years of Service

“Years of Service” means the total number of years and fractions thereof ending on or before December 31, 2008, in which a Participant has been employed by Employer.

ARTICLE III-PARTICIPATION AND VESTING

3.1                                 Eligibility and Participation

(a)                                  Eligibility.  Eligibility to participate in the Plan shall be limited to those key employees of the Company employed on or after January 1, 2005, and prior to January 1, 2009, who are designated, from time to time, by the Board;.

(b)                                 Participation.  An employee’s participation in. the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate. Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Employer and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2                                 Change in Participation Status

Notwithstanding Section 3.1, if the Board determines that a Participant no longer meets the eligibility criteria in Section 3.1 but does not terminate the Participant’s employment with Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s vested interest in such benefits as of the date designated by the Board (“Participation Termination Date”). Such benefits shall be based solely on the Participant’s Years of Service and Compensation as of the Participation Termination Date.

3.3                                 Vesting

Subject to Section 5.3, a Participant shall be one hundred percent (100%) vested in the accrued benefits provided under the Plan.

ARTICLE IV-SUPPLEMENTAL RETIREMENT BENEFIT

4.1                                 Normal Retirement Benefit

If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to:

(a)                                  Sixty percent (60%) of Monthly Final Average Compensation multiplied by a fraction, the numerator of which is the Participant’s actual Years of Service ending on or before December 31, 2008, not to exceed thirty (30), and the denominator of which is thirty (30),

(b)                                 Less the Participant’s monthly primary Social Security benefit, and comparable Canadian benefit under the Canadian Pension Plan and/or the Old Age Security Act determined at the Participant’s Normal Retirement Date, and such other national plan, comparable to the United States’ Social Security Plan, as other nations may provide to its citizens; and

(c)                                  Less the Participant’s Pension Plan benefit (or benefits if a Participant receives a benefit from more than one (I) Employer) in the form of a monthly single life annuity commencing at the Normal Retirement Date. Profit sharing balances or distributions under any defined contribution plan which the Committee has determined to take into consideration and which are deemed to be Employer-provided shall be converted to an Actuarial Equivalent single-life annuity commencing at the Normal Retirement Date.

4.2                                 Early Retirement Benefit

If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit calculated under Section 4.1, except:

(a)                                  The target described in Section 4.1(a) shall be reduced by one-half percent (1/2%) for each month by which the Benefit Commencement Date precedes the first calendar month following the Participant’s sixty-fifth (65th) birthday;

(b)                                 The offset described in Section. 4A(b) shall be the monthly benefit payable at age sixty-two (62), calculated using the applicable law in effect at the Early Retirement Date and assuming zero earnings to age sixty-two (62), or the Participant’s actual monthly benefit if Retirement occurs after age sixty-two (62). This amount shall be reduced by one-half percent (1/2%) for each month by which the Benefit Commencement Date precedes the first calendar month following the Participant’s sixty-second (62nd) birthday; and

(c)                                  The offset described in Section 4.1(c) shall be the benefit payable at the Benefit Commencement Date.

4.3                                 Termination Benefit

If a Participant’s Separation from Service occurs for reasons other than Retirement, death or Disability, Employer shall pay to the Participant the Supplemental Retirement Benefit calculated under Section 4.1, except:

(a)                                  The target described in Sections 4.1(a) and (b) shall be reduced by one-half percent (1/2%) for each month by which the Benefit Commencement Date precedes the Participant’s Normal Retirement Date;

(b)                                 The offset described in Section 4.1(c) shall be the monthly benefit payable at age sixty-two (62), calculated using the applicable law in effect at the termination date and assuming level earnings to age sixty-two (62), or the Participant’s actual monthly benefit if termination occurs after age sixty-two (62). This amount will be reduced by one-half percent (1/2%) for each month by which the termination date precedes the first calendar month following the Participant’s sixty-second (62nd) birthday; and

(c)                                  The offset described in Section 4.1(d) shall be the benefit payable at the Benefit Commencement Date.

4.4                                 Disability Retirement Benefit

If a Participant’s Separation from Service occurs prior to Retirement as a result of Disability, Employer shall pay to the Participant the Supplemental Retirement Benefit calculated under Section 4.1, except:

(a)                                  The offset described in Section 4.I(c) shall be the monthly benefit payable at age sixty-five (65), calculated using the applicable law in effect at the time of commencement of benefits and assuming zero earnings to age sixty-five (65); and

(b)                                 The offset described in Section 4.1(d) shall be the benefit payable at the Benefit Commencement Date.

4.5                                 Accelerated Distribution

The Committee may determine, in its sole discretion, to accelerate benefit payments after the occurrence of one of the events listed in regulations or other applicable guidance promulgated under Code Section 409A. Under no circumstances shall the Participant have the discretion to elect any such accelerated payment.

4.6                                 Form of Benefit Payment

The Supplemental Retirement Benefit shall be paid in the basic form provided below unless the Participant elects an alternative form in the form of payment designation. Any alternative form shall be the Actuarial Equivalent of the basic form of benefit payment. The basic and alternative forms of payment are as follows:

(a)                                  Basic Form of Benefit Payment.  A monthly single life annuity for the Participant’s life if the Participant is single at the time benefits commence; a monthly joint and survivor annuity, which shall be the Actuarial Equivalent of the monthly single-life annuity, with payment continued to the surviving spouse at one hundred percent (100%) of the amount paid to the Participant if the Participant is married at the time benefits commence

(b)                                 Alternative Forms of Benefit Payment.

(i)                               A monthly single-life annuity for the Participant’s life.

(ii)                            A monthly joint and survivor annuity, which shall be the Actuarial Equivalent of the monthly single-life annuity, with payment continued to the surviving spouse at fifty percent (50%) of the amount paid to the Participant.

(iii)                         If Participant has attained age 60 or more at the time of the Participant’s first benefit payment, a monthly joint and survivor annuity, which shall be the Actuarial Equivalent of the monthly single-life annuity, with payment continued to a surviving nonspouse beneficiary selected by the Participant (with spouse’s consent if the Participant is Married at the Benefit Commencement Date) at fifty percent (50%) of the amount paid to the Participant.

(c)                                  Changing the Basic Form of Benefit Payment.  A Participant may elect, from time to time, to change an annuity form of benefit payment, to another Actuarial Equivalent annuity form, and such election shall supersede the Participant’s prior election(s) provided it is filed with the Committee by the 15’1’ ofthe month that immediately precedes the Benefit Commencement Date.

4.7                                 Commencement of Benefit Payments

(a)  Benefits payable to a Participant under this Article shall commence as soon as practicable on or after the Benefit Commencement Date but not later than ninety (90) days thereafter. All payments shall be made as of the first day of the month. The amount of payment shall be for a period retroactive to the date payment was obligated to commence.

(b)  Notwithstanding anything in the Plan to the contrary, if the stock of the Company becomes publicly traded and a Participant is then considered a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) on the date of his or her Separation from Service (except due to death) shall not receive a distribution before the date which is six (6) months after the date of Separation from Service. In the event a distribution must be deferred, the first installment payment shall include an amount equal to the sum of the monthly payments which would have been paid to the Participant but for the payment deferral mandated pursuant to Code Section 409A(a)(2)(B)(i).

4.8                                 Tax Withholding

Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law. A surviving spouse, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

4.9                                 Payment to Guardian

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

ARTICLE V-SURVIVOR BENEFITS

5.1                                 Death Prior to Commencement of Benefits

(a)                                  Death At or After Early Retirement Eligibility. If a Married Participant dies after becoming eligible for Retirement at an Early Retirement Date but prior to Retirement, Employer shall pay a survivor benefit to the Married Participant’s surviving spouse, if any, equal to the Retirement benefit that would have been provided had the Participant retired on the day before the Participant’s death with a one hundred percent (100%) joint and survivor annuity form. Any benefits payable to a surviving spouse under this subsection shall commence as soon as practicable but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. All payments shall be made as of the first day of the month. The amount of payment shall be for a period retroactive to the date payment was obligated to commence.

(b)                                 Death Prior to Early Retirement Date. If a Married Participant dies prior to the Early Retirement Date, Employer shall pay a survivor benefit to the Married Participant’s surviving spouse, if any, equal to the Retirement benefit that would have been provided had the Participant terminated employment on the date of death, survived until the Participant had attained his or her earliest eligible Retirement Date and retired with a benefit commencing immediately in the form of a one hundred percent (100%) joint and survivor annuity. Any benefits payable to a surviving spouse under this subsection shall commence no later than on the first day of the month in which the Participant would have attained his or her earliest eligible Retirement Date.

5.2                                 Death After Commencement of Benefits

If a Participant dies after benefit payments have commenced under Article IV, a survivor benefit shall be paid to the Participant’s survivor only if, and to the extent, provided for by the form of payment under which the Participant was receiving a Supplemental Retirement Benefit, pursuant to Section 4.6.

5.3                                 Suicide; Misrepresentation

No benefit shall be paid to a surviving spouse if the Participant’s death occurs as a result of suicide during the twenty-four (24) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may deny payment if death occurs within twenty-four (24) months beginning with the calendar month following commencement of participation in this Plan if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.

5.4                                 Effect of Payment

Payment to the Participant’s survivor shall completely discharge Employer’s obligations under this Plan.

ARTICLE VI-ADMINISTRATION

6.1                                 Committee; Duties

The Plan shall be administered by the Committee. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities. These powers shall include, but not be limited to, interpreting the Plan provisions; determining amounts due to any Participant and the rights of any Participant or surviving spouse under this Plan; enforcing the right to require any necessary information from any Participant; and any other activities deemed necessary or helpful. The Committee may adopt any technical, clerical, conforming or clarifying amendment which may be necessary or desirable to facilitate the administration of the Plan or maintain the qualification of the Plan under the Code; provided, however, that the amendment does not have any material adverse effect on the then currently estimated cost to the Company of maintaining the Plan. Members of the Committee may be Participants under the Plan.

6.2                                 Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

6.3                                 Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4                                 Indemnity of Committee

To the extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

ARTICLE VII-CLAIMS PROCEDURE

7.1                                 Claim

Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee or its delegatee, which shall respond in writing as soon as practicable.

7.2                                 Denial of Claim

If the claim or request is denied, the written notice of denial shall state:

(a)                                  The reasons for denial, with specific reference to the Plan provisions on which the denial is based,

(b)                                 A description of any additional material or information required and an explanation of why it is necessary, and

(c)                                  An explanation of the Plan’s claims review procedure.

7.3                                 Review of Claim

Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

7.4                                 Final Decision

The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

ARTICLE VIII-TERMINATION, SUSPENSION OR AMENDMENT

8.1                                 Termination, Suspension or Amendment of Plan

The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. No such termination, suspension or amendment, however, shall change the time or form of benefit payments, adversely affect the accrued benefits of Participants (determined as of the day prior to such action), the benefits of any Participant who has previously retired, or the benefits of any surviving spouse of a Participant who has previously died, except as otherwise determined by the Board under Section 9.1 with respect to any Participant. Furthermore, no suspension or amendment shall alter the applicability of the vesting schedule in Section 3.3 with respect to a Participant’s accrued benefit at the time of such suspension or amendment.

ARTICLE IX-MISCELLANEOUS

9.1                                 Unfunded Plan

This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and no further benefits shall accrue hereunder, or the Board may remove certain employees as Participants, if it is determined by the United States Department of Labor, a court of competent jurisdiction or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

9.2                                 Unsecured General Creditor

Participants and their beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 9.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of the Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

9.3                                 Trust Fund

Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one (1) or more trusts, with such trustees as Employer may approve, for the purpose of providing for the payment of such benefits. Although such a trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all Employer’s creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay such benefits. If not paid from a trust, any benefits paid under the Plan shall remain the obligation of, and shall be paid by, Employer.

9.4                                 Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

9.5                                 Not a Contract of Employment

The terms and conditions of this Plan shall not constitute a contract of employment between Employer and the Participant, and the Participant (or the Participant’s surviving spouse) shall have no rights against Employer except as may otherwise be specifically provided herein. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

9.6                                 Protective Provisions

A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as Employer may deem necessary and by taking such other actions as may be requested by Employer.

9.7                                 Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

9.8                                 Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.9                                 Notice

Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to Employer’s address. Mailed notice to a Participant or surviving spouse shall be directed to the individual’s last known address in Employer’s records.

9.10                           Successors

The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

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9.11                           Code Section 409A

Notwithstanding anything to the contrary in the provisions of this Plan regarding the benefits payable hereunder and the time and form thereof, this Plan is intended to meet any applicable requirements of Code Section 409A and this Plan shall be construed and administered in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of the Plan. In the event that the Company determines that any provision of this Plan or the operation thereof may violate Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, or take such other actions, as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL
Its

Dated: 12/17/08

ESCO CORPORATION

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT NO. 1

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Corporation 2005 Supplemental Executive Retirement Plan (the “Plan) effective January 1, 2005; and

WHEREAS, the Company froze participation and benefits under the Plan effective as of December 31, 2008; and

WHEREAS, the Committee desires to clarify the manner in which actuarial calculations to effect such freeze are to be made; and

WHEREAS, the Committee has the authority to adopt any technical, clerical, conforming or clarifying amendment necessary or desirable to facilitate administration of the Plan pursuant to Section. 6.1 of the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     Section 2.11 is amended by adding thereto the following sentence:

Notwithstanding the freeze on the accrual of additional benefits as of December 31, 2008, a Participant may attain Early Retirement Date after that date (i.e., age and Years of Service after December 31, 2008, shall be recognized in determining a Participant’s Early Retirement Date).

2.     Section 2.22 is amended to read as follows:

“Years of Service” means the total number of years and fractions thereof ending on or before December 31, 2008, in which a Participant has been employed by Employer, except solely for purposes of determining a Participant’s Early Retirement Date, years (and fractions thereof) of employment with the Employer after December 31, 2008, shall be included.

3.     Paragraph (b) of Section 4.1 is amended to read as follows:

(b) Less the Participant’s monthly primary Social Security benefit, and comparable Canadian benefit under the Canadian Pension Plan and/or the Old Age Security Act payable at the Participant’s Normal Retirement Date, and such other national plan, comparable to the the United States’ Social Security Plan, as other nations may provide to its citizens; provided that any such benefit shall be determined assuming the Participant terminates employment as of December 31, 2008, under then current law, and further assuming the Participant has zero earnings at all times thereafter; and

4.     Paragraph (b) of Section 4.2 is amended to read as follows:

(b) The offset described in Section 4.1(b) shall be the monthly benefit payable at age sixty-two (62) or, if the Benefit Commencement Date occurs at a later age, such later age, determined assuming the Participant terminates employment as of December 31, 2008, under then current law, and further assuming the Participant has zero earnings at all times thereafter. This amount shall be reduced by one-half percent (1/2%) for each month by which the Benefit Commencement Date precedes the first calendar month following the Participant’s sixty-second (62nd) birthday; and

5.     Paragraph (a) of Section 4.3 is deleted.

6.     Paragraph (b) of Section 4.3 is relettered as paragraph (a) and amended to read as follows:

(a) The offset described in Section 4.1(b) shall be the monthly benefit payable at age sixty-five (65) determined assuming the Participant terminates employment as of December 31, 2008, under then current law, and further assuming the Participant has zero earnings at all times thereafter; and

7.               Paragraph (c) of Section 4.3 is relettered as paragraph (b) and the reference therein to “Section 4.1(d)” is amended to read “Section 4.1(c)”.

8.     Paragraph (a) of Section 4.4 is amended to read as follows:

(a) The offset described in Section 4.1(b) shall be the monthly benefit payable at age sixty-five (65), determined assuming the Participant terminates employment as of December 31, 2008, under then current law, and further assuming the Participant has zero earnings at all times thereafter; and

9.     In paragraph (b) of Section 4.4, the reference to “Section 4.1(d)” is amended to read “Section 4.1(c)”.

IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed as of this 31 day of March, 2009.

The Committee

/s/ NICK BLAUWIEKEL

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ESCO CORPORATION

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT NO. 2

WHEREAS, ESCO Corporation (the “Company”) adopted the ESCO Corporation 2005 Supplemental Executive Retirement Plan (the “Plan”) effective January 1, 2005; and

WHEREAS, the Company desires to clarify certain terms of the Plan, clarify benefits for participants who continue to work beyond age 65, and clarify coordination with the 1995 Plan; and

WHEREAS, the Board has the authority to amend the Plan in whole or in part pursuant to Section 8.1 of the Plan and the Board has determined this amendment includes clerical items that provide better documentation of how the Plan has been consistently interpreted and administered;

NOW, THEREFORE, the Plan is hereby amended, effective May 8, 2010, as follows:

1.                    Section 1.2 Effective Date is amended to read in its entirety as follows:

1.2           Effective Date

The Plan is effective January 1, 2005.  As to all Participants under this Plan, it supersedes the ESCO Corporation Supplemental Executive Retirement Plan, which was adopted effective January 1, 1995, (the “1995 Plan”) as to all accruals on and after January 1, 2005.  The Plan is intended to continue but not duplicate the benefits provided under the 1995 Plan; benefits provided under this Plan, however, are subject to the requirements of Code Section 409A and, therefore, this Plan is primarily adopted for the purpose of complying with Code Section 409A, with respect to accruals under this Plan.

2.                    Section 2.2 Benefit Commencement Date is amended by replacing subsection (i) with the following:

(i)            if a Participant Separates from Service with an Early Retirement Date, benefits shall commence on such date or on such later date as the Participant elects, provided such election is within the first thirty days of the first calendar year after the Participant initially accrued a benefit under the Plan or within the time periods permitted under the transition rules promulgated under Code Section 409A;

3.                    Section 2.2 Benefit Commencement Date is amended by replacing subsection (iii) with the following:

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(iii)          if a Participant Separates from Service without an Early Retirement Date or Normal Retirement Date, benefits shall commence the first day of the month coincident with or next following the later of the date on which the Participant attains age sixty-five (65) or the date on which the Participant Separates from Service.

4.                    Section 2.6 Committee is amended by replacing “VII” with “VI.”

5.                    Section 2.13 Married Participant is amended by inserting the following new sentence at the end thereof:

“Spouse” has the meaning that applies for Pension Plan purposes.

6.                    Section 2.19 Retirement is amended to read in its entirety as follows:

2.19               Retirement

“Retirement” means a Participant’s Separation from Service at an Early Retirement Date or at or after a Normal Retirement Date, as applicable.

7.                    Section 3.1(a) Eligibility is amended by deleting the “ ; “ immediately preceding the final period.

8.                    Section 3.1(b) Participation is amended by replacing “terminates employment” with “Separates from Service.”

9.                    Section 4.1 Normal Retirement Benefit is amended to read in its entirety as follows:

4.1           Normal Retirement Benefit

If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the amount determined in (a) as of the Participant’s Normal Retirement Date, minus the amounts determined under (b) and (c):

(a)           Sixty percent (60%) of Monthly Final Average Compensation multiplied by a fraction, the numerator of which is the Participant’s actual Years of Service ending on or before December 31, 2008, not to exceed thirty (30), and the denominator of which is thirty (30).

(b)           The Participant’s monthly primary Social Security benefit, and comparable Canadian benefit under the Canadian Pension Plan and/or the Old Age Security Act determined at the Participant’s Normal Retirement Date, and such other national plan, comparable to the United States’ Social Security Plan, as other nations may provide to its citizens.

(c)           The Participant’s Pension Plan benefit (or benefits if a Participant receives a benefit from more than one (1) Employer) and the

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1995 Plan benefit, in the form of a monthly single life annuity commencing at the Normal Retirement Date. Profit sharing balances or distributions under any defined contribution plan which the Committee has determined to take into consideration and which are deemed to be Employer-provided shall be converted to an Actuarial Equivalent single-life annuity commencing at the Normal Retirement Date.

If a Participant retires after the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit that is the Actuarial Equivalent of the monthly Supplemental Retirement Benefit to which the Participant would have been entitled pursuant to the foregoing provisions of this Section 4.1 if he or she had Separated from Service at age sixty-five (65), taking into account the later commencement.

10.              Section 4.3 Termination Benefit, subsection (b) is amended by replacing “termination date” with “Separation from Service date” each place it appears and by replacing “termination” with “separation.”

11.              Section 4.4 Disability Retirement Benefit is amended to read in its entirety as follows:

4.4           Disability Retirement Benefit

If a Participant’s Separation from Service occurs prior to Retirement as a result of Disability, Employer shall pay to the Participant the Supplemental Retirement Benefit calculated under Section 4.1 except that:

(a)           the offset described in Section 4.1(b) shall be the monthly benefit payable at age sixty-five (65), calculated using the applicable law in effect at the time of commencement of benefits and assuming zero earnings to age sixty-five (65); and

(b)           the offset described in Section 4.1(c) shall be the benefit payable at the Benefit Commencement Date.

12.              Section 5.1(b) Death Prior to Early Retirement Date is amended by replacing “terminated employment” with “Separated from Service,” and replacing “Retirement Date” with “Retirement date” each place it appears.

13.              Section 6.1 Committee; Duties is amended by replacing the second and third sentences in their entirety with the following:

These powers shall include, but not be limited to, complete discretionary authority to: interpret the Plan provisions; determine amounts due to any Participant and the rights of any Participant or surviving spouse under this Plan; enforce the right to require any necessary information from any Participant; and perform any other activity that it deems necessary or helpful. The Committee may adopt any technical, clerical, conforming or clarifying amendment that may be necessary or desirable to facilitate the administration of the Plan or maintain the qualification

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of the Plan under the Code and that is not prohibited pursuant to Section 8.1; provided, however, that the amendment does not have any material adverse effect on the then currently estimated cost to the Company of maintaining the Plan.

14.              Section 6.2 Agents is amended by replacing “the Company” with “an Employer.”

15.              Section 9.3 Trust Fund is amended by replacing “Employer” each place it appears in the second sentence with “the Company.”

IN WITNESS WHEREOF, ESCO Corporation has caused this Amendment No. 2 to the Plan to be executed by its duly authorized officer on the date set forth below.

ESCO CORPORATION

By:	/s/ NICK BLAUWIEKEL

Its:	Vice President Human Resources

Dated: 6-14-10

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